                                                                    Exhibit 10.5

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of _______________, 1999 by and between CALIFORNIA STATE ASSOCIATION INTER-INSURANCE BUREAU ("Landlord") and CYBERSOURCE CORPORATION, a California corporation ("Tenant").

                               R E C I T A L S:

     A. Landlord and Tenant entered into that certain Lease dated August 20, 1996 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Tenant that certain office space containing approximately 7,407 rentable square in Suite 300, with the right to expand to Suite 310 containing an additional 2,700 rentable square feet, in that certain building commonly known as 550 S. Winchester Blvd., San Jose, California;

     B. Tenant exercised its right to expand into Suite 310 so that the total rental square feet leased by Tenant under the Lease became 10,107 rentable square feet (the "Initial Leased Premises");

     C. Subsequent to entering into the Lease, Landlord and Tenant have agreed to increase the square footage of the Initial Leased Premises by adding certain expansion space adjacent to the Initial Leased Premises consisting of 1,820 rentable square feet and 1,625 usable square feet in Suite 308 (the "Expansion Space");

     D. Landlord and Tenant wish to enter into this Amendment to confirm the addition of the Expansion Space, to adjust the base rent payable under the Lease and to otherwise modify the Lease as provided herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Capitalized Terms.  All capitalized terms used herein shall have the
         -----------------
same meanings as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2.  Premises.  Upon the Effective Date, all references to "the premises"
         --------
or to "the Premises" in the Lease shall mean and refer to, collectively, the Initial Leased Space and the Expansion Space (the "Premises"). Notwithstanding anything to the contrary contained in the Lease, as of the Effective Date, the total rentable square footage contained in the Premises shall be to 10,107.

     3.  Tenant's Share of Excess Operating Expenses.  The Tenant's Share of
         -------------------------------------------
Excess Operating Expenses attributable to the Expansion Space is 1.95%. Due to the increase of square footage of the Premises as described above, as of the Effective Date, Tenant's Share of the Excess Operating Expenses shall be increased to 12.75%.

     4.  Tenant Improvements.  Landlord shall, at Landlord's cost and expense,
         -------------------
remove the adjoining wall as shown on the plan attached hereto as Schedule 1 and
                                                                  ----------
recarpet the Expansion Space (the "Expansion Improvements"). By Tenant having entered and taken possession of the Expansion Space, Tenant shall be deemed to have accepted the same in their condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances (including zoning ordinances), and regulations governing and relating to the use, occupancy or possession of the Expansion Space which forms a part of the Premises. The "Effective Date" shall be the date on which the Expansion Improvements have been substantially completed, as reasonably determined by Landlord. Landlord shall prepare, certify by Landlord's signature and deliver to Tenant a written statement certifying (a) that the Expansion Improvements have been substantially completed; and (b) the date of such completion. Landlord shall diligently complete any items of work not fully completed (i.e., punch list items) within thirty (30) days after written notice that an item has not been completed.

     5.  Base Rent.  Commencing on the Effective Date, the base rent payable
         ---------
by Tenant for the Premises (including the Expansion Space) shall be as follows:

         (a) During the period beginning on the Effective Date and ending on August 22, 1998, Tenant shall pay Landlord equal monthly installments of base rent each in the amount of Four Thousand Three Hundred Sixty-Eight and 00/100 Dollars ($4,368.00);

         (b) During the period beginning on August 23, 1998 and ending on August 22, 1999 Tenant shall pay Landlord equal monthly installments of base rent each in the amount of Four Thousand Four Hundred Fifty-Nine and 00/100 Dollars ($4,459.00).

     6. Security Deposit. Upon executing this Amendment, Tenant shall give an
        ----------------
additional security deposit to Landlord in the amount of Four Thousand Three Hundred Sixty-Eight and 00/100 Dollars ($4,368.00) resulting in the total Security Deposit under the Lease being Twenty-Five Thousand Three Hundred Fifty-Seven Dollars and Thirty-Five Cents ($25,357.35).

     7. Base Year for Operating Expenses. For purposes of calculating Tenant's
        --------------------------------
Share of Excess Operating Expenses, a Base Year of 1996 will be used for the Initial Leased Premises and a Base Year of 1997 will be used for the Expansion Space.

     8. No Further Modifications. Except as set forth in this Amendment, all of
        ------------------------
the terms and provisions of the Lease shall apply and shall remain unmodified and shall continue in full force and effect.

     9. Conflict. The terms and provisions contained in this Amendment shall
        --------
control in the event of a conflict or inconsistency between this Amendment and the Lease.

     10. Ratification.  Tenant hereby ratifies, reaffirms and remakes as of the
         ------------
date hereof each and every term, covenant, provision, representation and warranty contained in the Lease, as amended by this Amendment.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Tenant"                                       "Landlord"
CYBERSOURCE CORPORATION, a                     CALIFORNIA STATE AUTOMOBILE
California corporation                         ASSOCIATION INTER-INSURANCE
                                               BUREAU


By:_______________________                     By:___________________________

Its:______________________                     Its:__________________________

                                  SCHEDULE 1

                     DESCRIPTION OF EXPANSION IMPROVEMENTS

                                 See Attached